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                                                                  EXHIBIT 10.18

                                    KING LLC
             C/O CITCO TRUSTEES (CAYMAN) LIMITED COMMERCIAL CENTRE
                               P.O. BOX 31106 SMB
                          GRAND CAYMAN, CAYMAN ISLANDS
                              BRITISH WEST INDIES


                                 July 30, 1999

Information Architects Corporation
4064 Colony Road
Charlotte, North Carolina 28211
Attention: President

                       Re: Information Architects Corporation (the "Company")

Gentlemen:

                  King LLC, a limited liability company organized under the laws of the Cayman Islands (the "Purchaser") shall commit, subject to and upon the terms and conditions hereof, to purchase from the Company, and the Company shall sell to the Purchaser shares of Common Stock (the "Shares") for an aggregate purchase price of $5,000,000, at a price equal to 85% of the two lowest closing bid prices of the Common Stock (not necessarily consecutive) for the ten (10) trading days prior to each Closing.

                  The commitment of the Purchaser set forth in this letter is subject to the terms, conditions and qualifications set forth below:

                  1. Documentation. In order to effectuate a purchase and sale of the Shares, prior to their issuance, the Company and the Purchaser shall enter into the following agreements: (a) a securities purchase agreement (the "Purchase Agreement") and (b) a registration rights agreement (the "Registration Rights Agreement", and together with the Purchase Agreement, collectively the "Transaction Documents"). The Purchaser shall prepare the Transaction Documents.

                  2. The Closing. (i) The Company shall have the right to deliver one or more written notices to the Purchaser (the "Financing Notice") requiring the party to buy the Shares for an aggregate purchase price of $5,000,000 (the "Purchase Price"), and not to exceed the amount per Financing, equal to 15% of the sum of the weighted daily volume for the 15 trading days prior to the delivery of the Financing Notice, as determined in accordance with Exhibit A attached hereto. A Financing Notice may be delivered no earlier than fifteen (15) Trading Days following the Effective Date or the prior Financing Notice. The closing of the purchase and sale of the Securities (the "Closing") shall take place at the offices of Krieger & Prager, Esqs., 319 Fifth Avenue, New York, New York 10016, on or before the fifth (5th) Business Day after the Financing Notice is received by the Purchaser or the Company, as the case may be, or on such other date as otherwise agreed to by the parties hereto; provided, however, that in no case shall the Closing take place unless and until all of the conditions listed in Section 3 of this letter shall have been satisfied by the Company or waived by the Purchasers. The date of the Closing is hereinafter referred to as the "Closing Date." Notwithstanding anything to the contrary contained in this letter, the Purchaser may designate an Affiliate thereof to acquire all or any portion of the Securities.

                  (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (a) the Company shall deliver to (x) the Purchaser or its designated Affiliate, (1) the number of Shares, registered in the name of such Purchaser or its designated Affiliate, representing the shares of Common Stock to be issued and sold to such Purchaser at the Closing; (2) a legal opinion in form and substance acceptable to the Purchasers, and (3) executed Transaction Documents and the Transfer Agent Instructions relating to the Securities, and (y) Krieger &
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Prager, Esqs., one half of one percent (.5%) of the Purchase Price of the
Debentures as reimbursement of the legal fees and expenses incurred by the Purchasers to prepare the Transaction Documents, which amount shall be deducted by the Purchasers from the amount due to the Company for the Securities and shall be paid directly to Krieger & Prager, Esqs., and (b) the Purchaser shall deliver to the Company (1) its pro rata portion of the Purchase Price, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Closing Date and (2) the executed Transaction Documents.

                  3. Conditions precedent to the Additional Closing. Notwithstanding anything to the contrary contained in this letter, the commitment of a Purchaser to purchase acquire the Securities is subject to the satisfaction or waiver by the Purchaser of customary conditions to be contained in the Purchase Agreement, including each of the following conditions:

                  a. Underlying Shares Registration Statement. A registration statement covering the Shares (the "Registration Statement") shall have been declared effective under the Securities Act by the Commission and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to the Closing Date;

                  b. No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the NASDAQ at any time since the Closing Date;

                  c. Listing of Common Stock. The Common Stock shall have been at all times since the Closing Date listed for trading on the NASDAQ;

                  d. Closing Threshold. For the thirty (30) Trading Days immediately preceding the Closing Date, the average daily trading volume of the Common Stock on the NASDAQ shall be at least 50,000 shares and the average of the Per Share Market Value for such 30 Trading Day period shall be greater than $1;

                  e. Shareholder Approval. No approval of the shareholders of the Company shall be required under the rules of the Nasdaq Stock Market or such other exchange or trading facility or which the Common Stock is the traded or listed for trading in Common Stock; and

         4. Governing Law. This letter shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

         5. Execution. This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         Please indicate your agreement with the foregoing by executing a countersigned copy of this letter and returning the same to our attention.

         Sincerely,

         KING LLC



By:
   -----------------------------
             Name:
             Title:


Agreed and accepted
July __, 1999


INFORMATION ARCHITECTS CORP.



By:
   -----------------------------
             Name:
             Title: